Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Ido Chitman

Noa Afik

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Micha Tollman

Shani Rapoport

Lior Gelbard

Michal Sagmon

Hila Roth

Keren Tal

Neta Goshen

Shachar Cohain

Roy Masuri

Eyal Yacoby
Daphna Livneh

Tamar Gilboa

Yael Hoefler

Sagi Schiff

Lilach Grimberg

Adi Samuel

Netanella Treistman

Daniel Damboritz

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Dana Heller

Adi Tal
Yulia Lazbin

Joshua Lieberman
Liat Pillersdorf

Orly Rottenberg
Avi Anouchi

Shay Fahima
Michael Keren

Ifat Lipman

Sivan Dotan

Naftali Nir

Johnatan Shtark

Tomer Bar-Nathan

Yoel Baruchin

Evan Schendler
Lihi Katzenelson
Eyal Aichel

Shahar Uziely

Yonat Afriat

Edan Regev
Yehudit Biton

Ohad Shalem

Gitit Ramot-Adler
Omri Schnaider

Rinat Michael
Adi Attar
Ivor Krumholtz

Daniella Milner
Harel Sinai

Amos Oseasohn

Guy Kortany

Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann

Itamar Lippner

Ricki Newman
Roni Osborne

Ortal Zanzuri

Reut Sade
Josh Hersch
Roey Sasson

Nadav Goffer

Noa Slavin
Guy Fatal

Harel Oren
Shani Lorch

Ira Burshtein

Elichai Bitter

Amir Weiser

Itamar Cohen
Shai Margalit

Yossi Paloch
Ofir Schwartz
Meital Singer

Yonatan Whitefield

Moshe Lankry

Shira Teger

Ravid Saar

Debbie Shalit

Sophie Blackstone

Lea Elbaze

Hagar Mizrachi
Elad Morgenstern
Ron Ashkenazi

Dafna Raz

Sara Haber

Ilan Akouka

Shlomit Bukaya

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky
Rafi Bojmel
Ophir Dagan

Shira Livne
Danielle Dulitzky
Yael Meretyk

Dov Ehrman

Nataly Damary

Noam Pratzer

Nava Rozolyo

Shiran Glitman

Dor Daniel

Michael Rosenblit

Heni Rothstein-Cohen

Gal Frenkel

Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana

________________

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | April 5, 2017

BioLineRx Ltd.

P.O. Box 45158

19 Hartum Street

Jerusalem 91450

Israel

Re:	BioLineRx Ltd. — 33,823,529 American Depositary Shares Representing
33,823,529 Ordinary Shares

Dear Sir and Madam:

We have acted as Israeli counsel to BioLineRx, Ltd., (the “Company”) in connection with the issuance and sale of an aggregate of 33,823,529 American Depositary Shares (the “ADSs”), each representing one ordinary shares, NIS 0.01 par value per share of the Company (the “Ordinary Shares”), being offered by the Company, pursuant to the terms of an underwriting agreement dated March 31, 2017 (the “Underwriting Agreement”) between the Company and JMP Securities, LLC as representative of the several underwriters named on Schedule 1 to the Underwriting Agreement.  The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-205700) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and any related prospectus or prospectuses, if any.

As counsel to the Company in Israel, we have examined copies of the Memorandum of Association and the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Morrison & Foerster LLP may rely upon this opinion for the purpose of rendering their opinion dated April 5, 2017, with respect to certain matters concerning the ADSs.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on April 5, 2017, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

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